UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 3, 2011

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-34297
Commission File Number

98-0540536
(IRS Employer Identification No.)

16413 N. 91 Street, C 100, Scottsdale, AZ
(Address of principal executive offices)

85260
(Zip Code)

480-619-5510
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On November 3, 2011, On4 Communications, Inc. (the “Company”) has entered into a binding Letter of Intent (the “LOI”) to acquire 100% of the issued and outstanding shares of NetCents Systems Ltd. (“NetCents”), a private Alberta corporation engaged in the development and implementation of a unique and secure electronic payment system for online merchants and consumers. The Letter of Intent provides for a period of due diligence which will lead to a formal agreement whereby the Company will acquire 100% of the issued and outstanding capital of NetCents.

In accordance with the terms of the LOI, the Company and NetCents shall complete the Share Exchange where each common share of NetCents shall be exchanged for two common shares of On4. The Company shall file an application to change its name to NetCents Systems International Inc. and consolidate its current share structure a minimum of 1 for 10. Mr. Cameron Robb and  Mr. Gordon Jessop shall resign from all officer and director positions within the Company. Clayton Moore, Steve Allmen and Tom Locke shall be appointed as directors of the Company. Clayton Moore, Ryan Madson, Tom Locke, and John Kaczmarowski shall be appointed officers of the Company.

A copy of the Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Letter of Intent in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Letter of Intent, which are incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

Exhibit 10.1      Letter of Intent between On4 Communications, Inc. and NetCents Systems Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2011	On4 Communications, Inc. (Registrant) By: /s/ Clayton Moore Name: Clayton Moore Title: President, CEO and Director

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